Exhibit 99.2

260 Hudson River Road Waterford, NY 12188 momentive.com	NEWS RELEASE

FOR IMMEDIATE RELEASE

Momentive Announces Second Quarter 2016 Conference Call
WATERFORD, N.Y. (August 4, 2016) - MPM Holdings Inc. (“Momentive” or the “Company”) (OTCQX: MPMQ) today announced it will host a teleconference to discuss Second Quarter 2016 results on Tuesday, August 9, 2016, at 10 a.m. Eastern Time. The Company will issue a press release announcing its financial results for the second quarter ended June 30, 2016 prior to the opening of the market on August 9, 2016.

Interested parties are asked to dial-in approximately 10 minutes before the call begins at the following numbers:

U.S. Participants: (877) 679-3920
International Participants: + 1 (419) 329-4702
Participant Passcode: 28627888

Live Internet access to the call and presentation materials will be available through the Investor Relations section of the Company’s website: www.momentive.com. A replay of the call will be available for three weeks beginning at 2 p.m. Eastern Time on August 9, 2016. The playback can be accessed by dialing (855) 859-2056 (U.S.) and +1 (404) 537-3406 (International). The passcode is 28627888. A replay also will be available through the Investor Relations Section of the Company’s website.

About Momentive

Momentive is a global leader in silicones and advanced materials, with a 75-year heritage of being first to market with performance applications for major industries that support and improve everyday life. Momentive delivers science-based solutions, by linking custom technology platforms to opportunities for customers. Additional information is available at www.momentive.com.

Contact
Investors:
John Kompa
614-225-2223
john.kompa@momentive.com